UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

(Amendment No.    )

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☒	Soliciting Material under §240.14a-12

E. I. du Pont de Nemours and Company
(Name of Registrant as Specified In Its Charter)

Trian Fund Management, L.P.
Trian Fund Management GP, LLC
Trian Partners, L.P.
Trian Partners Strategic Investment Fund, L.P.
Trian Partners Strategic Investment Fund II, L.P.
Trian Partners Master Fund, L.P.
Trian Partners Parallel Fund I, L.P.
Trian Partners Master Fund (ERISA), L.P.
Trian Partners Strategic Investment Fund-A, L.P.
Trian Partners Strategic Investment Fund-D, L.P.
Trian Partners Strategic Investment Fund-N, L.P.
Trian SPV (SUB) VIII, L.P.
Trian Partners Fund (Sub)-G, L.P.
Trian Partners Fund (Sub)-G II, L.P.
Nelson Peltz
Peter W. May
Edward P. Garden
John H. Myers
Arthur B. Winkleblack
Robert J. Zatta

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On March 3, 2015, Trian Fund Management, L.P. (“Trian”) issued the following press release:

TRIAN COMMENTS ON DUPONT REJECTION OF UNIVERSAL PROXY CARD

NEW YORK, March 3, 2015 – Trian Fund Management, L.P., one of the largest stockholders of E. I. du Pont de Nemours and Company (NYSE: DD), which currently beneficially owns approximately 24.6 million DuPont shares valued at approximately $1.9 billion, today commented on DuPont’s rejection of Trian’s proposal to provide DuPont stockholders with a universal proxy card, including both Trian and DuPont nominees, in connection with the Company’s 2015 Annual Meeting of Stockholders.

Nelson Peltz, Chief Executive Officer and a Founding Partner of Trian, commented, “We are disappointed that the DuPont Board has unanimously chosen to limit stockholder choice and veto best-in-class corporate governance by rejecting our proposal to allow stockholders to elect the best directors from among all director candidates. In objecting to the use of the universal proxy card, DuPont is forcing stockholders to elect either the Trian slate of candidates or the DuPont slate of candidates -- rather than permitting stockholders to elect whichever candidates they prefer regardless of which proxy card they submit. It is unfortunate that DuPont would frustrate shareholder democracy by rejecting a mechanism that we believe would result in the election of the most qualified directors and would allow stockholders who wish to choose among the best of all candidates to do so without having to travel to the Annual Meeting. Accordingly, Trian believes it is time for fresh perspectives and the election of Trian’s nominees who will stimulate robust dialogue and enhanced engagement in the boardroom.”

Trian’s letter to DuPont’s Board follows:

February 23, 2015

The Board of Directors
c/o Corporate Secretary
E. I. du Pont de Nemours and Company
1007 Market Street, D-9058
Wilmington, DE 19898

Dear Members of the Board:

I am the Chief Executive Officer and a Founding Partner of Trian Fund Management, L.P. (“Trian”) and am writing to you on behalf of investment funds managed by Trian, which currently beneficially own approximately 24.6 million shares of E.I. du Pont de Nemours and Company (“DuPont”), valued at approximately $1.9 billion. On January 8, 2015, Trian announced the nomination of four highly qualified candidates for election to the DuPont Board of Directors at the 2015 annual stockholders’ meeting (the “Annual Meeting”).

We are writing to request that DuPont allow stockholders to use a universal proxy card to vote for directors in the 2015 election. Unlike a traditional proxy card, a universal proxy card includes all candidates nominated by both the company and stockholders, which allows stockholders to choose the best among all candidates (rather than between two slates of candidates) without physically attending the Annual Meeting. If DuPont does not implement a universal proxy card, DuPont stockholders not in attendance at the Annual Meeting will be able only to choose from nominees that appear on either Trian’s or DuPont’s ballot—but not both.

Adoption by both Trian and DuPont of a universal proxy card will reflect best-in-class corporate governance, and will result in the most qualified directors being elected, regardless of which proxy card a stockholder returns. Let us not limit stockholders’ rights by restricting their voting choices during this important election. Trian (and each of its nominees) wishes to provide stockholders with maximum freedom of choice and, therefore, we support the use of a universal proxy card in connection with the upcoming Annual Meeting. We hope that DuPont also will support stockholder freedom of choice and allow the democratic process to work.

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We urge you to carefully consider this proposal and do the right thing for DuPont’s stockholders. We look forward to hearing from you.

Sincerely,

/s/ Nelson Peltz
Chief Executive Officer and Founding Partner

cc: John H. Myers
Arthur B. Winkleblack
Robert J. Zatta

For more information, visit www.DuPontCanBeGreat.com.

About Trian Fund Management, L.P.

Founded in 2005 by Nelson Peltz, Peter May and Ed Garden, Trian seeks to invest in high quality but undervalued and under-performing public companies and to work constructively with the management and boards of those companies to significantly enhance shareholder value for all shareholders through a combination of improved operational execution, strategic re-direction, more efficient capital allocation and increased focus.

Media Contact:

Anne A. Tarbell

Trian Fund Management, L.P.

(212) 451-3030

atarbell@trianpartners.com

George Sard Sard Verbinnen & Co (212) 687-8080 gsard@SARDVERB.com	Carissa Felger Sard Verbinnen & Co (212) 687-8080 cfelger@SARDVERB.com	Amanda Klein Sard Verbinnen & Co (212) 687-8080 aklein@SARDVERB.com

Investor Contact:

Charlie Koons MacKenzie Partners, Inc. (212) 929-5708 ckoons@mackenziepartners.com	Daniel Burch MacKenzie Partners, Inc. (212) 929-5748 dburch@mackenziepartners.com

The views expressed in this press release represent the opinions of Trian Fund Management, L.P. (“Trian”) and the investment funds it manages that hold shares of E.I. du Pont de Nemours and Company (collectively, Trian with such funds, “Trian Partners”), and are based on publicly available information with respect to E. I. du Pont de Nemours and Company (the “Company”). Trian Partners recognizes that there may be confidential information in the possession of the Company that could lead it to disagree with Trian Partners’ conclusions. Trian Partners reserves the right to change any of its opinions expressed

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herein at any time as it deems appropriate. Trian Partners disclaims any obligation to update the information or opinions contained in this press release.

Certain financial projections and statements made herein have been derived or obtained from filings made with the Securities and Exchange Commission (“SEC”) or other regulatory authorities and from other third party reports. Neither Trian Partners nor any of its affiliates shall be responsible or have any liability for any misinformation contained in any third party SEC or other regulatory filing or third party report. There is no assurance or guarantee with respect to the prices at which any securities of the Company will trade, and such securities may not trade at prices that may be implied herein. The estimates, projections and potential impact of the opportunities identified by Trian Partners herein are based on assumptions that Trian Partners believes to be reasonable as of the date of this press release, but there can be no assurance or guarantee that actual results or performance of the Company will not differ, and such differences may be material.

This press release is provided merely as information and is not intended to be, nor should it be construed as, an offer to sell or a solicitation of an offer to buy any security. This press release does not recommend the purchase or sale of any security. Funds managed by Trian currently beneficially own, and/or have an economic interest in, shares of the Company. These funds are in the business of trading – buying and selling– securities. It is possible that there will be developments in the future that cause one or more of such funds from time to time to sell all or a portion of their holdings of the Company in open market transactions or otherwise (including via short sales), buy additional shares (in open market or privately negotiated transactions or otherwise), or trade in options, puts, calls or other derivative instruments relating to such shares.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements. All statements contained in this press release that are not clearly historical in nature or that necessarily depend on future events are forward-looking, and the words “anticipate,” “believe,” “expect,” “potential,” “opportunity,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. The projected results and statements contained in this press release that are not historical facts are based on current expectations, speak only as of the date of this press release and involve risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such projected results and statements. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of Trian Partners. Although Trian Partners believes that the assumptions underlying the projected results or forward-looking statements are reasonable as of the date of this press release, any of the assumptions could be inaccurate and therefore, there can be no assurance that the projected results or forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the projected results and forward-looking statements included in this press release, the inclusion of such information should not be regarded as a representation as to future results or that the objectives and strategic initiatives expressed or implied by such projected results and forward-looking statements will be achieved. Trian Partners will not undertake and specifically declines any obligation to disclose the results of any revisions that may be made to any projected results or forward-looking statements in this press release to reflect events or circumstances after the date of such projected results or statements or to reflect the occurrence of anticipated or unanticipated events.

Additional Information

Trian Partners, together with other Participants (as defined below), intend to file with the SEC a definitive proxy statement and an accompanying proxy card to be used to solicit proxies in connection

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with the 2015 Annual Meeting of Stockholders of the Company, including any adjournments or postponements thereof or any special meeting that may be called in lieu thereof (the “2015 Annual Meeting”). Information relating to the participants in such proxy solicitation (the “Participants”) has been included in a preliminary proxy statement filed by Trian Partners and the other Participants with the SEC on February 11, 2015 and in any amendments to that preliminary proxy statement. Stockholders are advised to read the definitive proxy statement and any other documents related to the solicitation of stockholders of the Company in connection with the 2015 Annual Meeting when they become available because they will contain important information, including additional information relating to the Participants. When completed and available, Trian Partners’ definitive proxy statement and a form of proxy will be mailed to stockholders of the Company. These materials and other materials filed by Trian Partners in connection with the solicitation of proxies will be available at no charge at the SEC’s website at www.sec.gov. The definitive proxy statement (when available) and other relevant documents filed by Trian Partners with the SEC will also be available, without charge, by directing a request to Trian’s proxy solicitor, MacKenzie Partners, Inc. 105 Madison Avenue, New York, New York 10016  (call collect: 212-929-5500; call toll free: 800-322-2885) or email: proxy@mackenziepartners.com.

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